Exhibit 3.101

ARTICLES OF ORGANIZATION

OF

STERLING ACQUISITION, LLC

Pursuant to Sections 14A and 275 of the Kentucky Limited Liability Company Act, a Plan of Conversion was approved by the Board of Directors and the Sole Shareholder of STERLING ACQUISITION CORP., a Kentucky corporation (the “Corporation”), approving the conversion of the Corporation to a Kentucky limited liability company to be known as STERLING ACQUISITION, LLC. The undersigned, being duly authorized to execute and file these Articles of Organization for record with the Kentucky Secretary of State, hereby certifies that the following are adopted as the Articles of Organization of STERLING ACQUISITION, LLC.

ARTICLE I

The name of the Kentucky limited liability company (the “Company”) is STERLING ACQUISITION, LLC.

ARTICLE II

The street address of the Company’s initial registered agent in the State of Kentucky is 421 West Main Street, Frankfort, KY 40601, and the name of the initial registered agent at that office is are CSC-Lawyers Incorporating Service Company.

ARTICLE III

The mailing address of the Company’s initial principal office is 200 International Circle, Suite 3500, Hunt Valley, Maryland 21030.

ARTICLE IV

The Company shall be member-managed.

[Signature Page Follows]

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The undersigned hereby declares under penalty of perjury under the laws of the State of Kentucky that the foregoing is true and correct.

Date: February 24, 2015
/s/ Robert O. Stephenson
Robert O. Stephenson
Authorized Representative

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CSC-LAWYERS INCORPORATING SERVICE COMPANY hereby consents to act as resident agent in Kentucky for STERLING ACQUISITION, LLC.

CSC-LAWYERS INCORPORATING SERVICE COMPANY

Date: February 25, 2015
	By:	/s/ Kathleen Hopkins
		Name:	Kathleen Hopkins
		Title:	Assistant Secretary

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